EXHIBIT 23.1


Brilliant Digital Entertainment, Inc.
Woodland Hills, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 26, 2002, relating to the consolidated financial statements and schedules of Brilliant Digital Entertainment, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/  BDO Seidman, LLP
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BDO Seidman, LLP

December 23, 2002
Los Angeles, California